UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

EQUITY MEDIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EQUITY MEDIA HOLDINGS CORPORATION (“COMPANY”) MAY HOLD, FROM TIME TO TIME, PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN THE COMPANY. THIS REPORT AND THE EXHIBITS HERETO WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

STOCKHOLDERS OF THE COMPANY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE FINAL PROSPECTUS, DATED MARCH 16, 2007, FILED IN CONNECTION WITH THE COMPANY’S RECENT BUSINESS COMBINATION WITH COCONUT PALM ACQUISITION CORP. YOU SHOULD ALSO READ THE COMPANY’S PERIODIC AND ANNUAL REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE DOCUMENTS, AS AND WHEN AVAILABLE, CAN BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov). STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF EACH OF THESE DOCUMENTS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: EQUITY MEDIA HOLDINGS CORPORATION, ONE SHACKLEFORD DRIVE, SUITE 400, LITTLE ROCK, ARKANSAS 72211.

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Item 7.01	Regulation FD Disclosure

Equity Media Holdings Corporation (“Equity Media”) intends to hold presentations from time to time for certain of its stockholders and other persons that may be interested in Equity Media, its business and operations and securities. This Report files as Regulation FD Disclosure material an investor presentation (Exhibit 99.1 to this Report) that would be distributed at such presentations.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

99.1	Investor Presentation (August 2007).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2007	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/ Larry Morton
Larry Morton
Chief Executive Officer and President

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